UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2005

Patriot Capital Funding, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51459	74-3068511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

274 Riverside Avenue, Westport, Connecticut		06880
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-429-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2005, we entered into employment agreements with our Executive Vice-President, Chief Financial Officer and Secretary, William E. Alvarez, Jr.; our Executive Vice-President and Chief Investment Officer, Clifford L. Wells; and our Executive Vice-President, Matthew R. Colucci.

The employment agreements with Messrs. Alvarez and Wells provide for a two-year term that commenced on December 16, 2005. The employment agreement with Mr. Colucci provides for a three-year term that commenced on December 16, 2005.

Under the terms of their respective employment agreements, the initial base salary of each of Messrs. Alvarez and Wells will be $200,000, and the initial base salary of Mr. Colucci will be $185,000. Our board of directors will have the right to increase the base salary during the term and also to decrease it if such reduction is implemented by us as part of an overall general salary reduction affecting all of our employees and certain other conditions are satisfied. Additionally, we will pay to each officer in a lump sum an amount equal to the difference between his base salary immediately before entering into the employment agreement and the base salary set forth above for the period from August 1, 2005 through December 16, 2005.

The employment agreements for Messrs. Alvarez and Wells provide that each officer is entitled to receive an annual bonus based on an award range of 25% of the officer’s then-current base salary for achieving certain base performance objectives and 75% of the officer’s then-current base salary for achieving the highest level of performance objectives. Mr. Colucci is entitled to receive an annual bonus based on an award range of 50% of his then-current base salary for achieving certain base performance objectives and 150% of his then-current base salary for achieving the highest level of performance objectives. The compensation committee of our board of directors will establish such performance objectives annually. In addition, the compensation committee is authorized to award a discretionary bonus to the officers even if the applicable performance objectives have not been fully met. The employment agreements also provide that Messrs. Alvarez and Wells will be entitled to receive an annual bonus of not less than $65,000, and Mr. Colucci will be entitled to receive an annual bonus of not less than $120,250, for the calendar year ending December 31, 2005.

Each of the officers will also be contractually entitled to participate in our stock option plan. In this regard, the employment agreements reference the fact that we granted Messrs. Alvarez, Wells and Colucci an option to purchase 46,961, 46,961 and 201,262 shares of our common stock, respectively, in connection with the consummation of our initial public offering in August 2005. In addition, Mr. Colucci’s employment agreement further provides that he will receive no fewer than 8.0% of the options to be available for grant to members of our senior management after the completion of our next two public offerings of common stock, if such offerings are made. All options to be granted pursuant to the employment agreement will have an exercise price which is not less than the fair market value of our common stock on the date of grant. The options will also vest ratably over a three year period, with one-third of such options vesting on each of the first three anniversaries of the grant date.

Pursuant to the employment agreements, if the officer’s employment is terminated by such officer without good reason (as defined in the employment agreements) or due to death or a disability, the officer or his beneficiary would be entitled to receive, among other things, his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits. In addition, if the officer’s employment is terminated due to death or a disability, the officer or his beneficiary will be entitled to receive an amount equal to a pro rata portion (based on length of service during the year in which the officer terminated employment) of his average bonus during the term of the agreement, paid in a lump sum. Furthermore, in the case of termination of employment due to death, the officer’s beneficiary will be entitled to an amount equal to one-half of the sum of his annual base salary in the current year and his average bonus during the term of the agreement, paid in a lump sum.

If the officer’s employment is terminated for good reason, or if we terminate his employment other than for cause, he will be entitled to receive, among other things, an amount equal to the sum of, in the case of Messrs. Alvarez and Wells, and one and one-half of the sum of, in the case of Mr. Colucci, his annual base salary in the then current year and his average bonus during the term of the agreement, paid in equal monthly installments, with the first six months of installments paid in a single lump sum six months after the officer’s termination of employment, and the remaining installments paid monthly thereafter. In addition, the officer will be entitled to receive a lump sum amount equal to a pro rata portion (based on length of service during the year in which the officer terminated employment) of his average bonus during the term of the agreement. Moreover, each officer will be entitled to receive his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits. Messrs. Alvarez and Wells will also be entitled to receive employer paid benefits under any group health and life insurance for up to 12 months after termination and Mr. Colucci will be entitled to receive such benefits for up to 18 months after termination. Finally, the officer’s options shall become fully vested upon termination.

For a period of one year after an officer’s termination of employment for any reason, the employment agreements prohibit such officer from soliciting any of our employees, clients and certain prospective clients. For this same time period, the employment agreements also prohibit each of the officers from engaging in any business activity that competes with us. The employment agreements also require that each of the officers protect our confidential information. Finally, each officer will be required to enter into an agreement with us that provides for a general release of all legal claims that are or may be held by each such officer against us in order for such officer to receive any severance payments pursuant to the employment agreements.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Capital Funding, Inc.

December 21, 2005	By:	/s/ Richard P. Buckanavage

Name: Richard P. Buckanavage
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement for William E. Alvarez, Jr. dated December 16, 2005
10.2	Employment Agreement for Clifford L. Wells dated December 16, 2005
10.3	Employment Agreement for Matthew R. Colucci dated December 16, 2005